QSCV Article 1998


  Contact:  Kate O'Reilly,VM x1974; Maribeth Headly, x3418




  Exercise your right to vote

  As a shareholder and member of the McDonald's System, you have a special opportunity each year to communicate with top management through the proxy voting process.

  McDonald's shareholders were mailed an Annual Report, a proxy statement, and notice of the Annual Shareholders Meeting, along with a proxy and voting instruction card the first week of April. The proxy statement provides important company information including directors' names, backgrounds, and stock holdings. It also explains the proposal to be voted on at the annual meeting to be held on May 21, 1998 at The Lodge, and provides the Board's voting recommendations.

  This year, you can exercise your right to vote by:
  -    calling the toll-free phone number indicated on your proxy card
  - accessing the internet voting site at www.vote-by-net.com or http://www.mcdonalds.com/corporate/investor/
  -    mailing your signed proxy card in the envelope provided

  If you need a duplicate proxy card, call McDonald's Shareholder Services at First Chicago Trust Company, (800) 621-7825 (1-800-Mc1-STCK). Shareholders outside of the U.S. and Canada can call collect,
  (201) 222-4990.

  Whether you own one share or one thousand, your vote makes a difference. So, please read the proxy material, consider the issue and exercise your right to vote!

  For more information, call Lynn Camp, Investor Relations, (630) 623-8432.